EXHIBIT 10.2

Coherus BioSciences, Inc.

Common Stock

AMENDMENT NO. 2 TO SALES AGREEMENT

September 11, 2023

Cowen and Company, LLC

599 Lexington Avenue

New York, NY 10022

Ladies and Gentlemen:

Reference is made to the Sales Agreement, dated November 8, 2022, as amended by that certain Amendment No. 1 to Sales Agreement, dated May 15, 2023 (together, the “Agreement”), by and between Coherus BioSciences, Inc., a Delaware corporation (the “Company”), and Cowen and Company, LLC (“TD Cowen”). The Company and TD Cowen (collectively, the “Parties”) wish to amend the Agreement, pursuant to Section 15 of the Agreement, to increase the aggregate offering price under the Agreement (this “Amendment”). The Parties therefore hereby agree as follows:

1.Issuance and Sale of Shares. The first paragraph of Section 1 of the Agreement is hereby amended and restated in its entirety to read as follows:

‘The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through TD Cowen, acting as agent and/or principal, shares (the “Placement Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $92,500,000 (the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the number of shares of Common Stock issued and sold under this Agreement shall be the sole responsibility of the Company, and TD Cowen shall have no obligation in connection with such compliance. The issuance and sale of Common Stock through TD Cowen will be effected pursuant to the Registration Statement (as defined below) filed by the Company and after such Registration Statement has been declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement (as defined below) to issue the Common Stock.’

2.Agreement Heading. The reference to “$63,750,000” in the heading of the Agreement shall be removed and replaced with “$92,500,000”.

3.A new Section 20 as set forth below is hereby added to the Sales Agreement immediately following Section 19 thereof:

“20. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that TD Cowen is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from TD Cowen of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that TD Cowen is a Covered Entity and TD Cowen or a BHC Act Affiliate of TD Cowen becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against TD Cowen are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section 20; (a) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k), (b) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b), (c) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable, and (d) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.”

3.Governing Law. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

4.Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.Agreement Remains in Effect. Except as provided herein, all provisions, terms and conditions of the Agreement shall remain in full force and effect. As amended hereby, the Agreement is ratified and confirmed in all respects.

Terms used herein but not otherwise defined are used herein as defined in the Agreement.

(Signature page follows)

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof; whereupon this instrument, along with all counterparts, will become a binding agreement by the Company and Cowen in accordance with its terms.

Very truly yours,

Coherus BioSCIENCES, INC.

By:	/s/ Dennis M. Lanfear
Name: Dennis M. Lanfear
Title: President and Chief Executive Officer

The foregoing Amendment No. 2 to the Agreement is hereby confirmed and accepted as of the date first written above.

COWEN AND COMPANY, LLC

By:	/s/ Michael J. Murphy
Name: Michael J. Murphy
Title: Managing Director